Exhibit 99.1

Copart, Inc.

For Immediate Release

Copart Reports Fourth Quarter Fiscal 2026 Financial Results

Dallas, Texas. (September 10, 2026) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter and year ended July 31, 2026.

For the three months ended July 31, 2026, revenue, gross profit, and net income attributable to Copart, Inc. were $1.2 billion, $481.4 million, and $327.4 million, respectively. These represent an increase in revenue of $27.3 million, or 2.4%; a decrease in gross profit of $28.3 million, or (5.5)%; and a decrease in net income attributable to Copart, Inc. of $68.9 million, or (17.4)%, respectively, from the same period last year. Fully diluted earnings per share for the three months ended July 31, 2026 declined to $0.35 compared to $0.41 last year, or (14.6)%.

For the year ended July 31, 2026, revenue, gross profit, and net income attributable to Copart, Inc. were $4.7 billion, $2.1 billion, and $1.5 billion, respectively. These represent an increase in revenue of $19.3 million, or 0.4%; a decrease in gross profit of $15.8 million, or (0.8)%; and a decrease in net income attributable to Copart, Inc. of $68.2 million, or (4.4)%, respectively, from the same period last year. Fully diluted earnings per share for the year ended July 31, 2026 declined to $1.55 compared to $1.59 last year, or (2.5)%.

On Thursday, September 10, 2026, at 5:30 p.m. Eastern Time (4:30 p.m. Central Time), Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed via hyperlink at www.copart.com/investorrelations. A replay of the call will be available through November 2026 by visiting www.copart.com/investorrelations.

About Copart

Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platforms connect vehicle consignors to approximately 1 million members in over 185 countries. Copart offers a comprehensive suite of vehicle remarketing services to insurance companies, financial institutions, dealers, rental car companies, charities, fleet operators, and individuals, and offers vehicles via auction to dealers, dismantlers, rebuilders, exporters, and the general public. With operations at over 250 locations in 11 countries, Copart sold more than 4 million units in the last year. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/register.

Copart, Inc.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Copart Investor Relations
investor.relations@copart.com

Copart, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,			Year Ended July 31,
	2026	2025	% Change	2026	2025	% Change
Service revenues and vehicle sales:
Service revenues	$969,544	$956,209	1.4%	$3,969,520	$3,968,662	0.0%
Vehicle sales	182,895	168,888	8.3%	696,689	678,296	2.7%
Total service revenues and vehicle sales	1,152,439	1,125,097	2.4%	4,666,209	4,646,958	0.4%
Operating expenses:
Facility operations	450,745	418,500	7.7%	1,755,747	1,744,436	0.6%
Cost of vehicle sales	164,211	147,398	11.4%	616,463	602,997	2.2%
Facility depreciation and amortization	53,759	47,172	14.0%	201,669	191,775	5.2%
Facility stock-based compensation	2,275	2,309	(1.5)%	8,472	8,107	4.5%
Gross profit	481,449	509,718	(5.5)%	2,083,858	2,099,643	(0.8)%
General and administrative	97,813	83,902	16.6%	373,218	348,958	7.0%
General and administrative depreciation and amortization	7,202	6,435	11.9%	27,704	24,074	15.1%
General and administrative stock-based compensation	7,530	6,790	10.9%	30,346	29,897	1.5%
Total operating expenses	783,535	712,506	10.0%	3,013,619	2,950,244	2.1%
Operating income	368,904	412,591	(10.6)%	1,652,590	1,696,714	(2.6)%
Other income:
Interest income, net	39,618	49,839	(20.5)%	181,923	178,909	1.7%
Other (expense) income, net	(3,811)	15,978	(123.9)%	464	19,958	(97.7)%
Total other income	35,807	65,817	(45.6)%	182,387	198,867	(8.3)%
Income before income taxes	404,711	478,408	(15.4)%	1,834,977	1,895,581	(3.2)%
Income tax expense	77,884	83,100	(6.3)%	354,580	347,218	2.1%
Net income	326,827	395,308	(17.3)%	1,480,397	1,548,363	(4.4)%
Less: Net loss attributable to noncontrolling interest	(596)	(1,046)	(43.0)%	(3,873)	(4,086)	(5.2)%
Net income attributable to Copart, Inc.	$327,423	$396,354	(17.4)%	$1,484,270	$1,552,449	(4.4)%

Basic net income per common share	$0.35	$0.41	(14.6)%	$1.56	$1.61	(3.1)%
Weighted average common shares outstanding	927,067	967,100	(4.1)%	949,640	965,306	(1.6)%

Diluted net income per common share	$0.35	$0.41	(14.6)%	$1.55	$1.59	(2.5)%
Diluted weighted average common shares outstanding	932,140	977,778	(4.7)%	956,860	977,563	(2.1)%

Copart, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	July 31, 2026	July 31, 2025
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$1,907,901	$2,780,531
Investment in held to maturity securities	2,581,901	2,008,539
Accounts receivable, net of allowance for credit losses of $18,551 and $12,945, respectively	809,247	762,811
Vehicle pooling costs	122,948	116,145
Inventories	51,382	39,661
Income taxes receivable	49,856	580
Prepaid expenses and other assets	44,959	46,361
Total current assets	5,568,194	5,754,628
Property and equipment, net	3,733,220	3,598,093
Operating lease right-of-use assets	83,728	99,708
Intangibles, net	50,477	62,832
Goodwill	511,297	517,779
Other assets	80,894	57,862
Total assets	$10,027,810	$10,090,902

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$634,675	$591,831
Deferred revenue	32,466	30,440
Income taxes payable	21,437	41,141
Current portion of operating and finance lease liabilities	15,163	19,869
Total current liabilities	703,741	683,281
Deferred income taxes	127,918	80,625
Income taxes payable	9,067	35,635
Operating and finance lease liabilities, net of current portion	73,204	83,870
Total liabilities	913,930	883,411
Commitments and contingencies
Redeemable non controlling interest	16,585	20,458
Stockholders’ equity:
Preferred stock	-	-
Common stock	93	97
Additional paid-in capital	1,226,354	1,214,150
Accumulated other comprehensive loss	(109,778)	(120,283)
Retained earnings	7,980,626	8,093,069
Total stockholders’ equity	9,097,295	9,187,033
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$10,027,810	$10,090,902

Copart, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended July 31,
	2026	2025
Cash flows from operating activities:
Net income	$1,480,397	$1,548,363
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	238,466	217,784
Allowance for credit losses	5,599	354
Equity in losses (income) from unconsolidated affiliates	326	(149)
Stock-based compensation	38,818	38,004
Loss (gain) on sale of property and equipment	1,130	(13,726)
Deferred taxes	47,359	(13,440)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(80,629)	(33,950)
Vehicle pooling costs	(6,358)	16,705
Inventories	(11,443)	4,655
Prepaid expenses and other current and non-current assets	(47,613)	7,748
Operating lease right-of-use assets and lease liabilities	690	478
Accounts payable and accrued liabilities	32,507	69,599
Deferred revenue	1,908	2,159
Income taxes receivable	(49,277)	(575)
Income taxes payable	(47,388)	(44,259)
Net cash provided by operating activities	1,604,492	1,799,750
Cash flows from investing activities:
Purchases of property and equipment	(337,363)	(568,990)
Assets and liabilities acquired in connection with acquisition	(5,004)	(1,223)
Proceeds from sale of property and equipment	12,575	31,831
Investment in held to maturity securities	(2,889,072)	(4,001,918)
Proceeds from held to maturity securities	2,345,000	3,960,000
Investment in unconsolidated affiliate	(3,737)	(7,148)
Net cash used in investing activities	(877,601)	(587,448)
Cash flows from financing activities:
Proceeds from the exercise of stock options	16,702	42,759
Proceeds from the issuance of Employee Stock Purchase Plan shares	14,312	14,679
Repurchases of common stock	(1,632,538)	—
Payments for employee stock-based tax withholdings	(3,736)	(5,282)
Debt issuance costs	(1,534)	—
Payments of finance lease obligations	(60)	(49)
Net cash (used) provided by financing activities	(1,606,854)	52,107
Effect of foreign currency translation	7,333	2,011
Net increase (decrease) in cash, cash equivalents, and restricted cash	(872,630)	1,266,420
Cash, cash equivalents, and restricted cash at beginning of period	2,780,531	1,514,111
Cash, cash equivalents, and restricted cash at end of period	$1,907,901	$2,780,531
Supplemental disclosure of cash flow information:
Interest paid	$1,866	$2,019
Income taxes paid, net of refunds	$398,380	$409,003
Purchase of property and equipment through settlement of deposit	$6,222	$64,050

Copart, Inc.

Segments Information

(In thousands)

(Unaudited)

	Three Months Ended July 31, 2026			Three Months Ended July 31, 2025
	United States	International	Total	United States	International	Total
Service revenues	$817,822	$151,722	$969,544	$824,813	$131,396	$956,209
Vehicle sales	112,512	70,383	182,895	101,450	67,438	168,888
Total service revenues and vehicle sales	930,334	222,105	1,152,439	926,263	198,834	1,125,097
Facility operations	420,863	85,916	506,779	390,847	77,134	467,981
Cost of vehicle sales	105,671	58,540	164,211	95,155	52,243	147,398
General and administrative	91,649	20,896	112,545	82,793	14,334	97,127
Operating income	$312,151	$56,753	$368,904	$357,468	$55,123	$412,591

	Year Ended July 31, 2026			Year Ended July 31, 2025
	United States	International	Total	United States	International	Total
Service revenues	$3,388,287	$581,233	$3,969,520	$3,451,558	$517,104	$3,968,662
Vehicle sales	419,143	277,546	696,689	403,546	274,750	678,296
Total service revenues and vehicle sales	3,807,430	858,779	4,666,209	3,855,104	791,854	4,646,958
Facility operations	1,634,412	331,476	1,965,888	1,646,183	298,135	1,944,318
Cost of vehicle sales	391,028	225,435	616,463	378,100	224,897	602,997
General and administrative	362,950	68,318	431,268	349,935	52,994	402,929
Operating income	$1,419,040	$233,550	$1,652,590	$1,480,886	$215,828	$1,696,714